United States

Securities And Exchange Commission

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, the Board of Directors of Campus Crest Communities, Inc. (the “Company”) authorized the appointment of David Coles as Interim Chief Executive Officer of the Company and John Makuch as Interim Chief Financial Officer of the Company, which is subject to the finalization of an engagement letter expected to be executed within a couple of days.

Mr. Coles, age 50, is a Managing Director with Alvarez & Marsal North America (“Alvarez & Marsal”). He specializes in business performance improvement, profitability analysis, working capital management and interim management. His primary areas of expertise include the formulation and implementation of improvement plans for underperforming businesses. Mr. Coles has served in senior advisory and interim CEO, CRO, CFO and COO roles. Mr. Coles most recently served as an advisor to M*Modal Inc. a $300 million revenue provider of transcription services and ASR software. Prior to M*Modal Inc., from 2011-2012, Mr. Coles was CFO of PHH Corp, a publicly traded residential mortgage originator, servicer and fleet management business. His role at this business involved managing internal and external financial reporting, evaluating strategic alternatives, capital raising, rating agency and investor communications, cash flow projection/reporting and working capital improvement.

Mr. Makuch, age 44, is a Managing Director with Alvarez & Marsal in Atlanta. During the past 22 years, Mr. Makuch has assisted firms execute financial and operational performance improvement initiatives and has served as an interim officer of his clients, including roles as a CEO, COO, CFO, CRO, Controller and Treasurer. Mr. Makuch recently served as the Chief Restructuring Officer for a national developer and builder of multi-family housing and student housing projects. His position’s role included forecasting and managing liquidity, developing a multi-year business plan and disposition plan for certain assets, assisting the management team with rationalization of corporate overhead expenses, separating the multi-family business from the student housing business, and negotiating a restructuring of the company’s credit agreement with a lender group.

During their respective service at the Company, Messrs. Coles and Makuch will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will instead pay Alvarez & Marsal an hourly rate of $750 per hour for the services provided by Mr. Coles and $700 per hour for the services provided by Mr. Makuch.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release, dated April 27, 2015, issued by Campus Crest Communities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ David Coles
David Coles
Interim Chief Executive Officer

Dated: April 27, 2015

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated April 27, 2015, issued by Campus Crest Communities, Inc.